SUBSIDIARIES OF PRAXAIR, INC.

Praxair, Inc. and Subsidiaries
EXHIBIT 21.01
Place of Incorporation

640733 British Columbia Ltd.	British Columbia
Accent Cay Holdings Inc.	B.V.I.
Agas Servizi S.r.l.	Italy
American Home Oxygen and Hospital Equipment, Inc.	Florida
Amko Service Company	Ohio
Antwerpse Chemische Bedrijven (LCB) N.V.	Belgium
Argim Limited	Israel
Asian Surface Technologies Pte. Ltd.	Singapore
Asistir Ltda.	Colombia
AST Services, LLC	Delaware
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.	China
Caring Medical Supply Corp.	Pennsylvania
Carolina Home Health, Inc.	South Carolina
CBI Investments, Inc.	Delaware
Chanceller Servicos de Lavanderia Industrial Ltda.	Brazil
Coatec Gesellschaft Fur Oberflachenveredelung
mbH & Co. KG	Germany
Consultora Rynuter S.A.	Uruguay
Craig Home Care, Inc.	Texas
Cryo Teruel S.A.	Spain
CSF Technology, LLC	Delaware
D’Angelo S.p.A.	Italy
Dayvault’s Home Medical, Inc.	North Carolina
Doctors Choice Home Medical Equipment of Largo, Inc.	Florida
Domolife S.r.l.	Italy
Dryce Italia S.r.l.	Italy
Eubask, S. L.	Spain
Fred E. McGilberry and Associates, Inc.	Texas
Gases Ensenada S.A.	Argentina
GNL Gemini Comercializacao e Logistica de Gas Ltda.	Brazil
Grenslandgas GmbH	Germany
Grupo Praxair S. de R.L. de C.V.	Mexico
Guangdong Praxair Shaogang Co., Ltd.	China
HCS Holdings, Inc.	Delaware
Helium Centre Pte Ltd.	Singapore
Hielo Seco Ltda.	Bolivia
Home Care Medical, Inc.	Florida
Home Care Supply, Inc.	Delaware
Home Care Supply, LLC	Texas
Home Hospital Services, Inc.	Texas
Indugas Holding B.V.	Netherlands
Indugas Invest B.V.	Netherlands
Indugas N.V.	Belgium

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of Incorporation

Indugas Netherland B.V.	Netherlands
Industria Paraguaya de Gases	Paraguay
Ingemedical Ltda.	Colombia
Innovative Membrane Systems, Inc.	Delaware
Integrar Comercio e Servicos Industriais Ltda.	Brazil
International Cryogenic Equipment Corporation	Delaware
Jalopy Shoppe, Inc.	Texas
Julio Pastafiglia & Cia. S.A.	Argentina
Kelvin Finance Company Limited	Ireland
Korea Liquid Carbonic Company, Ltd.	Korea
Kosmoid Finance	Ireland
Kosmoid Finance (UK) Limited	United Kingdom
Kunshan Praxair Co., Ltd.	China
L. Clausen & CIA. SRL	Uruguay
Liquid Carbonic Corporation	Delaware
Liquid Carbonic del Paraguay S.A.	Paraguay
Liquid Carbonic LNG International, Inc.	Delaware
Liquid Carbonic of Oklahoma, Inc.	Oklahoma
Liquido Carbonico Colombiana S.A.	Colombia
Liquid Quimica S.A.	Brazil
Magaldi Life S.r.l.	Italy
Malaysian Industrial Gas Company Sdn. Bhd.	Malaysia
Maxima Air Separation Center Limited	Israel
Maxima Medical Ltd.	Israel
McGaughey-Cresswell-Mann, Inc.	Texas
Medical Gases S.R.L.	Argentina
Medical Center Pharmacy of Boston, Inc.	Massachusetts
Medi-Rents, Inc.	Massachusetts
Medi-Rents of Maine, Inc.	Maine
Medi-Rents Business Trust	Massachusetts
MetFabCity Inc.	Delaware
M-R Medical, Inc.	Texas
Neotex Solucoes Ambientais Ltda.	Brazil
Newbridge Surgical Supplies, Inc.	New York
Nitraco N.V.	Belgium
Nitropet, S.A. de C.V.	Mexico
Nupharm, Inc.	Texas
O2 Investments, Inc.	Texas
O3 Investments, Inc.	Virginia
Old Danford S.A.	Uruguay
Oxigenos Camatagua, C.A.	Venezuela
Oxigenos de Colombia Ltda.	Colombia
Oxigenos del Valle de Mexico, S.A. de C.V.	Mexico
Oximesa S.L.	Spain
Oxirent	Argentina
Oxysaar Huttensauerstoff GmbH	Germany
Parkgas B.V.B.A.	Belgium
Praxair (Beijing) Semiconductor Gases Co., Ltd.	China
Praxair (China) Investment Co., Ltd.	China

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of Incorporation

Praxair (Huizhou) Industrial Gases Limited	China
Praxair (Nanjing) Carbon Dioxide Co. Ltd.	China
Praxair (Shanghai) Co., Ltd.	China
Praxair (Shanghai) Semiconductor Gases Co., Ltd.	China
Praxair (Thailand) Company, Ltd.	Thailand
Praxair (Wuhan), Inc.	China
Praxair (Yueyang) Co., Ltd.	China
Praxair Alberta Ltd.	Canada
Praxair Alberta Partnership	Canada
Praxair Asia Management Consulting (Shanghai)
Company Limited	China
Praxair Asia, Inc.	Delaware
Praxair Argentina S.A.	Argentina
Praxair B.V.	Netherlands
Praxair Bolivia, Ltda.	Bolivia
Praxair Canada Inc.	Canada
Praxair Carbondioxide Private Limited	India
Praxair Chemax Semiconductor Materials Co.	Taiwan
Praxair Chile Ltda.	Chile
Praxair CMP Products, Inc.	New Hampshire
Praxair e Companhia - Comercio e Servicos	Portugal
Praxair Costa Rica, S.A.	Costa Rica
Praxair Deer Park Cogen, Inc.	Delaware
Praxair Deutschland GmbH & Co. KG	Germany
Praxair Distribution, Inc.	Delaware
Praxair Distribution Southeast, LLC	Delaware
Praxair do Brasil Ltda.	Brazil
Praxair E-Services Private Limited	India
Praxair Energy Resources, Inc.	Delaware
Praxair Energy Services, Inc.	Delaware
Praxair España, S.L.	Spain
Praxair Euroholding, S.L.	Spain
Praxair Free Trade Zone Costa Rica, Ltd.	Costa Rica
Praxair Gases Alberta Ltd.	Canada
Praxair G.m.b.H.	Germany
Praxair Healthcare Services, Inc.	Delaware
Praxair Healthcare Services of Indiana, LLC	Delaware
Praxair Holding Company	Canada
Praxair Holding Latinoamerica, S.L.	Spain
Praxair Holding N.V.	Belgium
Praxair Holdings International, Inc.	Delaware
Praxair Hungary Kft	Hungary
Praxair Hydrogen Supply, Inc.	Delaware
Praxair Iberica, S.A.	Spain
Praxair India Private Limited	India
Praxair Industriegase GmbH & Co. KG	Germany
Praxair Industriegase Verwaltungs GmbH	Germany
Praxair Investments B.V.	Netherlands
Praxair K.K.	Japan

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of Incorporation

Praxair Korea Company Limited	South Korea
Praxair Latin America Holdings LLC	Delaware
Praxair Luxembourg Finance S.a.r.l.	Luxembourg
Praxair Management Services, Inc.	Delaware
Praxair Meishan (Nanjing)Co., Ltd.	China
Praxair Mexico, S.A. de C.V.	Mexico
Praxair Maritime Company	Canada
Praxair MRC S.A.S.	France
Praxair N.V.	Belgium
Praxair Pacific Limited	Mauritius
Praxair Partnership	Delaware
Praxair PC Partnership	Canada
Praxair Polska, SP. Z O.O	Poland
Praxair Paraguay S.R.L.	Paraguay
Praxair Peru S.R.L.	Peru
Praxair Plainfield, Inc.	Delaware
Praxair Portugal Gases S.A.	Portugal
Praxair Produccion Espana, S.L.	Spain
Praxair Production N.V.	Belgium
Praxair Puerto Rico B.V.	Netherlands
Praxair Puerto Rico, LLC	Delaware
Praxair S.A.S.	France
Praxair S.r.l.	Italy
Praxair S. T. Technology, Inc.	Delaware
Praxair Sante S.A.S.	France
Praxair Services (UK) Limited	United Kingdom
Praxair Services Canada Inc.	Canada
Praxair Services G.m.b.H.	Germany
Praxair Services, Inc.	Texas
Praxair Shanghai Meishan Inc.	China
Praxair Sixon (Anhui) Industrial Gases Co., Ltd.	China
Praxair Soldadura S.L.	Spain
Praxair Sudamerica, S.L.	Spain
Praxair Surface Holdings SARL	France
Praxair Surface Technologies do Brazil Ltda.	Brazil
Praxair Surface Technologies Co., Ltd.	Korea
Praxair Surface Technologies Espana S.A.	Spain
Praxair Surface Technologies (Europe) S.A.	Switzerland
Praxair Surface Technologies G.m.b.H.	Germany
Praxair Surface Technologies, Inc.	Delaware
Praxair Surface Technologies K.K.	Japan
Praxair Surface Technologies Ltd.	United Kingdom
Praxair Surface Technologies Mexico, S.A. de C.V.	Mexico
Praxair Surface Technologies Pte. Ltd.	Singapore
Praxair Surface Technologies S.A.S.	France
Praxair Surface Technologies S.p.A.	Italy
Praxair Taiwan Co., Ltd.	Taiwan
Praxair Technology, Inc.	Delaware
Praxair Technology Solutions, Inc.	Delaware

SUBSIDIARIES OF PRAXAIR, INC. (Continued)

Place of Incorporation

Praxair Uruguay Ltda.	Uruguay
Praxair Venezuela, S.C.A.	Venezuela
Praxair-Ozone, Inc.	Delaware
Praxair.com GmbH	Switzerland
Praxair & M.I. Services France S.a.r.l.	France
Praxair & M.I. Services, S.r.l.	Italy
Production Praxair Canada Inc.	Canada
Productos Especiales Quimicos, S.A.	Mexico
Quality Health Systems, Inc.	New York
Rapidox Gases Industriais Ltda.	Brazil
Ravenna Servizi Industriali S.C.p.A.	Italy
RBG Comercio de Metais Ltda.	Brazil
Rhee Beheer B.V.	Netherlands
Risorse S.p.A.	Italy
Rivoira S.p.A.	Italy
Sauerstoff und Stickstoffrohrleitungs	Germany
SGX Services Inc.	Canada
Shanghai Chemical Industry Park Industrial
Gases Co., Ltd.	China
Shanghai Praxair-Yidian, Inc.	China
Smeding B.V.	Netherlands
Soudobeam S.A.	Belgium
Suncoast Medical Oxygen, Inc.	Florida
TAFA Incorporated	Delaware
The Infusion Network of Louisiana, Inc.	Louisiana
Tianjin Praxair Inc.	China
Topaz Consultora S.A.	Uruguay
Tradewinds Insurance Limited	Bermuda
Treffers Precision, Inc.	Arizona
Tri-Parish Rental, Inc.	Louisiana
Unigas Co., Ltd.	B.V.I.
Voets B.V.	Netherlands
Waldron and Kern, Inc.	Texas
Wall Chemicals, Inc.	Illinois
Welco-CGI Gas Technologies, LLC	Delaware
Weld Consult S.A.	Belgium
Wescott Enterprises, Inc.	South Carolina
Westair Cryogenics Company	Delaware
Westair Cryogenics Holding Company	Delaware
Westair Gas and Equipment, L.P.	Texas
White Martins e White Martins Comercio e Servicos	Portugal
White Martins de Camacari S.A.	Bahia
White Martins e Companhia Comercio e Servicos	Portugal
White Martins Gases Industriais do Nordeste S.A.	Brazil
White Martins Gases Industriais do Norte S.A.	Brazil
White Martins Gases Industriais Ltda.	Brazil
White Martins Investimentos Ltda.	Brazil
White Martins Participacoes Ltda.	Brazil